Exhibit 10.2

NINTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Ninth Amendment to Loan and Security Agreement (the "Amendment"), is entered into as of April 30, 2018, by and between PACIFIC WESTERN BANK, a California state chartered bank ("Bank") and SENDGRID, INC. ("Borrower"),

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 27, 2013 (as amended from time to time, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	Section 6.2(i) of the Agreement is hereby amended and restated, as follows:

(a)

As soon as available, but in any event within (A) in the event there are no outstanding Credit Extensions under this Agreement, 30 days after the end of each calendar quarter, and (B) in the event there are any outstanding Credit Extensions under this Agreement, 30 days after the end of each calendar month, a company prepared consolidated and consolidating balance sheet, income statement, and statement of cash flows covering Borrower's operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer (except that monthly financial statements may omit substantially all footnotes that would normally be required to be included in GAAP financial statements).

2)	Section 6.2(a) of the Agreement is hereby amended and restated, as follows:

(a)

Within (1) in the event there are no outstanding Credit Extensions under this Agreement, 30 days after the last day of each calendar quarter, and (2) in the event there are any outstanding Credit Extensions under this Agreement, 30 days after the last day of each calendar month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with (i) aged listings by invoice date of accounts receivable and accounts payable and (ii) a Chum report.

3)	Section 6.2(b) of the Agreement is hereby amended and restated, as follows:

(a)

Within (1) in the event there are no outstanding Credit Extensions under this Agreement, 30 days after the last day of each calendar quarter, and (2) in the event there are any outstanding Credit Extensions under this Agreement, 30 days after the last day of each calendar month, Borrower shall deliver to Bank with the financial statements a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit E hereto.

4)	Section 6.7(a) of the Agreement is hereby amended and restated, as follows:

(a)	EBITDA Less Total CapEx. Measured monthly and calculated on a cumulative basis beginning January 1, 2018, Borrower shall achieve EBJTDA Less Total CapEx of at least the amounts shown in the table immediately below for the corresponding reporting periods.  For  subsequent reporting periods, Bank and Borrower hereby agree that, on or before February 1 of each year during the term of this Agreement,  Borrower shall provide Back with a budget for the upcoming calendar year, which shall be approved by Borrower's board of directors, and Bank shall use  that budget to establish the EBITDA amounts for the upcoming year, with such amounts being incorporated herein by an amendment, which Borrower hereby agrees to execute.

Reporting Period Ending	Minimum EBITDA Less Total CapEx
March 31, 2018	($13,000,000)
June 30, 2018	($13,000,000)
September 30, 20 l8	($13,000,000)
December 31, 2018	($10,000,000)

5)	Section 6.7(b) of the Agreement is hereby amended and restated, as follows:

(a)

Unfinanced Capital Expenditures. Borrower's unfinanced capital expenditures, measured as of the last day of each calendar quarter and calculated on a cumulative year-to-date basis, shall not exceed the amounts set forth in the table immediately below for the corresponding reporting periods. For subsequent reporting periods, Bank and Borrower hereby agree that, on or before February I of each year during the term of this Agreement,  Borrower shall provide Bank with a budget for the upcoming calendar year, which shall be  approved by Borrower's board of directors,  and Bank shall use that budget to establish the unfinanced capital expenditures amounts for the upcoming year, with such amounts being incorporated  herein by an amendment, which Borrower hereby agrees to execute.

Reporting Period Ending	Maximum Unfinanced Capital Expenditures
March 31, 2018	$20,000,000
June 30, 2018	$20,000,000
September 30, 2018	$20,000,000
December 31, 2018	$20,000,000

6)	The following defined terms set forth in Exhibit A to the Agreement are hereby amended and. restated, as follows:

"Formula Revolving Maturity Date" means  August 8, 2018.

"Letter of Credit Services Non-Formula Revolving Maturity Date" means August 8, 2018.

7)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

8)

Borrower represents and warrants that the representations and warranties contained in the Agreement arc true and correct in all respects as of the date of this Amendment (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all respects as of such date).

9)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

10)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
a)	this Amendment, duly executed by Borrower;
b)	payment of a $10,000 facility fee, which may be debited from any of Borrower's accounts;
c)

payment of all Bank Expenses, including Bank's expenses for the documentation of this Amendment and any related documents, and any UCC, good standing and intellectual property search or filing fees, which may be debited from any of Borrower's accounts; and

d)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SENDGRID, INC.	PACIFIC WESTERN BANK
/s/ Yancey Spruill	Adam Glick
CFO/COO	SVP

[Signature Page to Ninth Amendment to Loan and Security Agreement]